                                                                   EXHIBIT 10.28

                               License Agreement
                                    between
                                      BULL
                                a French Company
                             68 route de Versailles
                           78340 LOUVECIENNES, France

                              (hereinafter "BULL")


                                      and

                            Template Software, Inc.
                          A United States Corporation
                            45365 Vintage Park Plaza
                            Dulles, Virginia  20166

                            (hereinafter "LICENSOR")

                                    RECITALS
                                    --------

  WHEREAS, LICENSOR is the owner of, or has the rights to market certain software referred to as Template Telco Integration in a Box which includes, Enterprise Integration Template (EIT), Workflow Template (WFT), Business Process Template (BPT), and SNAP; and Systems Management Template (SMT), Web Component, Geo-Map Component (GMC) and Process Monitoring Component (PMC); and

  WHEREAS, BULL desires to be granted a license to use and to market such software.

  NOW THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, BULL and LICENSOR agree that such a license shall be granted in accordance with the provisions of this Agreement to be effective as of December 17th, 1998 (hereinafter "EFFECTIVE DATE").



                            ARTICLE I - DEFINITIONS
                            -----------------------


  As used in this Agreement, the following terms shall have the following respective meanings:

1.1 BULL shall mean BULL, a French company, which will act as the representative of BULL's SUBSIDIARIES for the purpose of implementing this Agreement.

1.2  BULL COMPANIES  shall mean  BULL and BULL's SUBSIDIARIES.

1.3 CHANGES shall mean improvements, enhancements, modifications, upgrades, corrections, alterations, revisions, adaptations, updates, translations, versions, releases, derivations and extensions which are made to COMPUTER PROGRAMS and to materials related thereto.

1.4 COMPUTER PROGRAM(S) shall mean an ordered series of instructions or statements, in any form, for controlling the operation of a data processor to execute a process to be performed on data, including all data associated therewith.

1.5 CUSTOMER shall mean an end-user or a prospective end-user of LICENSED PRODUCTS marketed by a BULL COMPANY.

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

1.6 LICENSE FEE shall mean the applicable fee set forth on Exhibit C payable by a BULL COMPANY upon each sale of a LICENSED PRODUCT.

1.7 LICENSED PRODUCTS shall mean LICENSED SOFTWARE and RELATED MATERIALS collectively.

1.8 LICENSED SOFTWARE shall mean the COMPUTER PROGRAM(S) described in greater detail in Exhibit A which operate according to USER DOCUMENTATION. Such LICENSED SOFTWARE includes, but is not limited to, any version running on any computer system, in object code forms on magnetic media and in human readable form, and all CHANGES to LICENSED SOFTWARE developed or acquired by LICENSOR during the TERM. LICENSED SOFTWARE shall also include COMPUTER PROGRAM(s) which are developed or acquired by LICENSOR to provide equivalent or added functionality, to supplement or to replace the COMPUTER PROGRAM(s) in whole or in part which comprise the LICENSED SOFTWARE and any CHANGES made thereto.

1.9 LICENSOR INTELLECTUAL PROPERTY RIGHTS shall mean all rights, title and interests, including patent, trade secret, trademark, mask works and copyrights rights, which LICENSOR has or acquires in the LICENSED PRODUCTS.

1.10 PARTY, in singular or plural usage, shall mean BULL and/or LICENSOR as indicated by the context.

1.11 RELATED MATERIALS shall mean information in written or documentary form, human readable form or machine readable form in any media, used or useful in or relating to the installation, design, use, operation, testing, debugging, support, maintenance, demonstration or marketing of the LICENSED SOFTWARE, all of which are more completely identified in Exhibit B of this Agreement.

1.12 SUBSIDIARY of a PARTY shall mean a corporation, company, or other entity, regardless of tier, 50% or more of whose outstanding securities representing the right, other than as affected by events of default, to vote for the election of directors or other governing authorities, which are now or hereafter owned or controlled, directly or indirectly, by such PARTY or by another SUBSIDIARY of such PARTY regardless of tier; but such corporation, company, or other entity shall be deemed to be a SUBSIDIARY only so long as such ownership or control exists.

1.13 TERM shall mean the period of 2 years commencing on the EFFECTIVE DATE and continuing thereafter from year to year until this Agreement is terminated in accordance with its provisions.

1.14  TERRITORY shall mean worldwide.

1.15 USER DOCUMENTATION shall mean the user documentation that LICENSOR customarily distributes with the LICENSED SOFTWARE.


                           ARTICLE II - LICENSE GRANT
                           --------------------------

2.1 LICENSOR hereby grants to BULL COMPANIES a non-exclusive license in the TERRITORY to use the LICENSED PRODUCTS for non-production use in accordance with the terms of this Agreement. Non-production environment shall be limited to use by BULL COMPANIES for CUSTOMER demonstration, CUSTOMER maintenance support and benchmark purposes. Such use shall be limited to six (6) copies for marketing, demonstration and prototyping purposes and six (6) copies for maintenance support purposes.

2.2 LICENSOR grants to BULL COMPANIES the right to sublicense and the right to use the LICENSED PRODUCTS to CUSTOMERS only if (a) the LICENSED PRODUCTS are included in a Systems Integration project, (b) such CUSTOMER executes a license agreement containing at least the Minimum User Terms listed in Exhibit G, and BULL COMPANIES pay the applicable LICENSE FEE set forth in Exhibit C. No CUSTOMER shall be permitted to re-license the LICENSED

PRODUCTS. For purposes of this Agreement, Systems Integration project shall mean a project whereby a BULL COMPANY has provided a custom solution to address specific requirements using the LICENSED PRODUCTS.

2.3 It is specifically agreed that BULL COMPANIES will reproduce on any copy of the LICENSED PRODUCTS, LICENSOR's copyright and trademark notice. BULL COMPANIES also will include the appropriate trademark notices when referring to the LICENSED SOFTWARE in advertising and promotional materials.

2.4 LICENSOR authorises BULL to use the six (6) copies of the LICENSED PRODUCTS granted in Article 2.1 for marketing purposes to create prototypes for the purpose of demonstrating the LICENSED PRODUCTS' capabilities with respect to a specific CUSTOMER project or engagement. Such use shall be free of charge provided that each prototype shall last no longer than 60 consecutive days and BULL companies receive no compensation for such prototypes from their CUSTOMER. Any prototyping activity which shall exceed 60 consecutive days shall be deemed to be a sub-license to BULL or BULL's CUSTOMER in accordance with article 2.2 above.


           ARTICLE III - ORDERING, DELIVERY AND PAYMENT REQUIREMENTS
           ---------------------------------------------------------

3.1 Order for the supply of the LICENSED PRODUCT and/or provision of maintenance support will mention:
         -  the reference or name of the LICENSED SOFTWARE,
         -  the LICENSE FEES to be paid for the licence or sublicense,
         - the maintenance support fees and applicable maintenance period if the support of the LICENSED PRODUCT is ordered,
         -  the designated machine for the LICENSED PRODUCT,
         -  the designated platform for the LICENSED PRODUCT,
         -  the server class for the LICENSED PRODUCT, if applicable,
         -  the number of users or clients, if and as applicable,
         -  the name, address, and authorised contact of CUSTOMER,
         -  the place of delivery.

Any special provision in connection with a specific order from a CUSTOMER will be negotiated in good faith between the PARTIES. Except for said specific provision, each order is deemed to be under the terms and conditions of this Agreement.

3.2 Orders for the supply of the LICENSED PRODUCTS shall be processed by LICENSOR upon receipt of a written order from any BULL COMPANY. LICENSOR commits itself to deliver the LICENSED PRODUCTS ordered within fifteen (15) working days from order receipt date. Upon receipt of an order from a BULL COMPANY, LICENSOR will check its technical availability. LICENSOR may within five (5) working days refuse a technically invalid order. In such case, it shall notify within the above period, the BULL COMPANY involved, in writing with mention of the technical reasons which lead to rejection. LICENSOR shall provide the ordering BULL COMPANY and the BULL contact referenced in Article 19.1 a copy of the packing list via facsimile transmission within one (1) business day of shipment of the LICENSED PRODUCTS. BULL shall be entitled to liquidated damages for late deliveries equal to one and one half percent (1 1/2%) per month, or the maximum rate of interest allowed by law, if less, times the applicable LICENSE FEES for late deliveries. Such interest shall accrue from the sixteenth (16th) business day until the delivery date.

3.3 BULL COMPANIES shall be liable for all duties payable in connection with shipment of the LICENSED PRODUCTS to the place of delivery mentioned in the purchase order as described in Article 3.1.

3.4 BULL COMPANIES may at no cost upon written notice to LICENSOR cancel an order for standard LICENSED PRODUCTS previously issued and not yet shipped.

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

3.5 If a BULL COMPANY has been delivered a copy of the LICENSED SOFTWARE by LICENSOR for a specific CUSTOMER and should such CUSTOMER for any reason elect to cancel or to postpone its integration project within one (1) year of the shipment of the LICENSED PRODUCT, BULL COMPANIES shall have the right to re-allocate such sub-license to any other CUSTOMER subject to the terms of this Agreement or to ask for a product exchange in case the new CUSTOMER request is different from the original one, but only up to the amount of the original order. BULL COMPANIES shall provide LICENSOR a copy of the cancellation notification from the CUSTOMER and applicable ordering information pursuant to
Article 3.1 for the new CUSTOMER. In no event shall BULL COMPANIES re-allocate LICENSED SOFTWARE more than once.

3.6  BULL COMPANIES will pay to LICENSOR all fees owing hereunder within sixty
(60) calendar days after the invoice date. If fees owing by BULL COMPANIES at any time are more than sixty (60) days past due, LICENSOR may discontinue taking any further orders until all past due amounts have been paid in full. Late payments shall accrue interest at one and one half percent (1 1/2 %) per month, or the maximum rate of interest allowed by law, if less unless specifically waived by LICENSOR in writing.

3.7 Except as otherwise expressly agreed, each PARTY is solely responsible for any expenses it incurs in the performance of its responsibilities under this Agreement.

3.8 LICENSOR may direct, upon reasonable notice, an audit during business hours of the use of the LICENSED SOFTWARE by BULL COMPANIES or as sublicensed, not more frequently than once annually. The audit shall be performed by independent auditors selected by LICENSOR. LICENSOR shall bear the cost of the audit, except the BULL COMPANIES shall bear the cost of the audit if the audit findings result in an underpayment of LICENSE FEES greater than ten percent (10%) of the LICENCE FEES reported and paid for the period audited. The scope of any audit shall be limited to this Agreement and transactions occurring in the immediately preceding (i) two (2) years for North American and European transactions and
(ii) three (3) years for all other transactions. If the number of copies of LICENSED SOFTWARE sublicensed is found to be greater than the amount for which BULL COMPANIES paid, BULL COMPANIES will be invoiced for the underreported sublicense fees and the audit fees, if applicable, which shall be payable within thirty (30) days of such invoice. The auditors shall protect the confidentiality of BULL COMPANIES' and CUSTOMERS' confidential information and abide by those PARTIES' reasonable security regulations.


                ARTICLE IV  LICENSE AND MAINTENANCE SUPPORT FEES
                ------------------------------------------------

4.1 BULL COMPANIES shall pay LICENSOR the LICENSE FEES and MAINTENANCE SUPPORT FEES, set forth in Exhibit C, for the LICENSED PRODUCTS sublicensed to CUSTOMERS. There are no minimum fees guaranteed by BULL COMPANIES under this Agreement.

4.2 LICENSE FEES are payable upon shipment by LICENSOR of LICENSED PRODUCTS as directed by an order in accordance with Article III and this Article.

4.3 LICENSOR shall be entitled to raise an invoice upon shipment. BULL COMPANIES shall be entitled to refuse an incorrect or invalid invoice within ten
(10) days of receipt of such invoice.

4.4 If BULL COMPANIES or CUSTOMERS would like to reinstate maintenance support after failing to pay maintenance support fees for any period of time, such BULL COMPANY or CUSTOMER shall pay the current fee for maintenance support and a reinstatement fee equal to the cumulative annual maintenance support fees that would have been due and payable during the period maintenance support fees were not paid.

4.5 Any BULL COMPANY, may at its option make payments directly to LICENSOR, or with the approval of LICENSOR, such approval not to be unreasonably withheld, to a SUBSIDIARY of LICENSOR.

4.6 LICENSOR shall be responsible for all income related-taxes imposed on, or withheld from, LICENSE FEES earned by LICENSOR pursuant to this Agreement. In the event that payments to LICENSOR pursuant to this Agreement originate from a different country than that country where payments are to be made, payments shall be made by a BULL COMPANY to LICENSOR gross of withholding taxes due under the originating country's law.

4.7 Unless otherwise mutually agreed to in writing, all payments required under this Agreement shall be made in United States currency. If a currency
                                --------------
conversion is necessary the conversion rate shall be that rate quoted in the London Financial Time on the date of LICENSOR's invoice.


                             ARTICLE V - MARKETING
                             ---------------------


5.1 Although BULL COMPANIES intend to use reasonable efforts in marketing the LICENSED PRODUCTS, the extent and nature of any such marketing efforts shall be determined solely by BULL COMPANIES in the exercise of their business judgement. It is understood that there are no minimum marketing obligations under this Agreement. BULL COMPANIES shall provide sales credit and payment of commissions to BULL COMPANIES' sales organisations in charge of selling package solutions in the designated territory, the expense of which shall be borne by BULL COMPANIES.

5.2 LICENSOR agrees to provide upon request of a BULL COMPANY, marketing co-operation and assistance, the extent and nature of any such marketing efforts shall be determined solely by LICENSOR in the exercise of their business judgement. LICENSOR shall provide sales credit to such local sales organisations for revenues generated by BULL COMPANIES for the LICENSED PRODUCTS in each such country.

5.3 LICENSOR shall not sell the LICENSED PRODUCTS directly to any CUSTOMER for a project if (a) a BULL COMPANY has notified LICENSOR in writing of a CUSTOMER proposal for such project as required by Article 5.6, unless such proposal is formally rejected by CUSTOMER and (b) LICENSOR and its SUBSIDIARIES has had no demonstrable direct relationship with such CUSTOMER. . if a direct sale is made to such CUSTOMER, contrary to the foregoing provision, LICENSOR will pay a referral fee to BULL COMPANIES defined in Exhibit C.

5.4 During the TERM of this Agreement, BULL and LICENSOR will organize at least annually a meeting during which LICENSOR will inform BULL about its plans for CHANGES to the LICENSED SOFTWARE. LICENSOR will in particular provide BULL with its roadmap for new releases or new versions of the LICENSED SOFTWARE which LICENSOR plans to make generally available during the following twelve (12) months. LICENSOR will also provide BULL with information on products phasing out planning. LICENSOR will make its reasonable efforts to inform BULL of changes to the roadmap for such LICENSED SOFTWARE.

5.5 During the TERM of this Agreement, BULL and LICENSOR will organize at least every six (6) months a meeting during which each PARTY will inform the other PARTY about its marketing efforts.

5.6 BULL COMPANIES shall notify LICENSOR upon submission of a proposal for a specific integration project/solution which proposes installation and use of LICENSED SOFTWARE.


5.7 If a BULL COMPANY bids the LICENSED PRODUCTS to a CUSTOMER and is awarded a contract from such CUSTOMER and CUSTOMER chooses to the LICENSES PRODUCT for the systems integration project, then such BULL COMPANY shall be obligated to use the LICENSED PRODUCTS for such contract. If such CUSTOMER does not choose the LICENSED PRODUCTS for the systems integration project, BULL shall not replace the LICENSED PRODUCT with an equivalent product for the CUSTOMER. Notwithstanding the foregoing, the BULL COMPANY shall not be restricted from using other software products included in such proposal.

       ARTICLE VI - DELIVERY OF LICENSED PRODUCTS FOR NON-PRODUCTION USE
       -----------------------------------------------------------------

6.1 LICENSOR shall within 10 days following the receipt of a purchase order, deliver the LICENSED PRODUCTS specified in Exhibits A and B, to a designated BULL COMPANY at the location(s) specified subject to the terms and conditions of this Agreement.

6.2 LICENSOR shall also promptly deliver to a designated BULL COMPANY all CHANGES to the LICENSED PRODUCTS made or acquired by LICENSOR during the TERM.

6.3 LICENSOR will promptly provide to BULL in writing LICENSOR' Product Quality Assurance Plan, if any. Such Plan should describe actions to be taken at the different stages of the LICENSED PRODUCTS life cycle to ensure that the LICENSED PRODUCTS conform to the USER DOCUMENTATION and should include test specifications and results of the test set as well as the process for correcting anomalies. If LICENSOR obtains IS0 9001 certification, or if LICENSED PRODUCTS have obtained such certification, LICENSOR shall forward to BULL a copy of the latest certificate.

6.4 LICENSOR agrees that during the TERM, LICENSOR shall, at LICENSOR's expense maintain, at a minimum, the current release of the LICENSED SOFTWARE in conformance with the USER DOCUMENTATION. For six months after the introduction of a new generally available release of a LICENSED SOFTWARE, LICENSOR will use reasonable efforts to maintenance support the previously released version of such LICENSED SOFTWARE. Should LICENSOR become aware of any errors or be notified by BULL and/or a designated BULL COMPANY of any errors in the LICENSED PRODUCTS, LICENSOR will make all reasonable efforts to correct such errors and provide corrections and assistance to BULL or any such BULL COMPANY. Such maintenance support and assistance shall include, but not be limited to, correction of errors, defects and malfunctions in the LICENSED PRODUCTS, through replacements, updates, revisions and new releases of LICENSED PRODUCTS, and through consultation as required. LICENSOR shall also maintain records thereof, which shall be open for inspection by BULL and/or a designated BULL COMPANY.


    ARTICLE VII - MAINTENANCE SUPPORT AND INSTALLATION OF LICENSED SOFTWARE
    -----------------------------------------------------------------------

7.1 After expiration of the warranty period as defined in Article 10.1 CUSTOMER may contract for maintenance support services with a BULL COMPANY. Provided the involved BULL COMPANY has paid the applicable maintenance support fees defined in Exhibit E, the maintenance support of the LICENSED SOFTWARE to CUSTOMERS shall be provided by BULL COMPANIES and LICENSOR in accordance with the following division of responsibility:

  7.1.1 BULL COMPANIES or contracted third PARTY maintenance support providers, expressly bound by the terms and conditions of this Agreement, in countries designated by BULL COMPANIES shall be responsible for providing First Level Maintenance Support to CUSTOMERS with staff trained by LICENSOR. For the purposes of this Paragraph "First Level Maintenance Support" shall mean direct contact with such CUSTOMERS, handling inquiries, routine problem diagnosis and resolution or, in the event a problem cannot be resolved, the obtaining of appropriate documentation of such inquiry or problem for referral to LICENSOR.

  7.1.2 LICENSOR shall be responsible for providing Second and Third Level Maintenance Support. "Second Level Maintenance Support" shall mean the provision of personnel with such special training and experience as may be, on a best efforts basis, appropriate to handle CUSTOMER inquiries, non-routine problem diagnosis and resolution, etc., upon referral by First Level Maintenance Support personnel. Second Level Maintenance Support may also mean direct contact with a CUSTOMER in certain instances. "Third Level Maintenance Support" shall mean the provision of personnel with such special training and experience as may be, on a best efforts basis, appropriate to handle fixes to the source code upon referral by the second level maintenance support personnel.

7.2 Subject to Article 7.1, upon receipt from BULL COMPANIES of notice of a CUSTOMER problem caused by errors or defects attributable to the LICENSED PRODUCTS (which problem can be reproduced at a LICENSOR maintenance support facility or via remote access to BULL COMPANIES' facility), LICENSOR shall promptly take appropriate measures to correct such errors and provide corrections according to the following :

  (i)    Class A (Emergency) Problems: In the case of significant errors or
         ----------------------------
         problems, such as total loss of functionality or loss of saved data for which no workaround is available, LICENSOR will use its best efforts to provide the work around solution within 1 business day after becoming aware of such problems, and provide a permanent correction to BULL within 20 business days thereafter.

   (ii)  Class B (Critical) Problems: In the case of lesser errors or problems,
         ---------------------------
         such as a partial loss of functionality for which there is a known work around or loss of saved data, LICENSOR will use all reasonable efforts to provide the work around within 5 business days after becoming aware of such problem and provide a permanent correction within 30 business days thereafter or at a later time as may be agreed to in writing by BULL or such BULL COMPANY specified by BULL.

  (iii)  Class C (Non-Critical) Problems: In the case of minor problems, such as
         --------------------------------
         improper program action without loss of functionality or data, LICENSOR will verify and respond to such problems within 20 business days after becoming aware of such problem and a correction by LICENSOR shall be provided. LICENSOR shall use reasonable efforts to provide corrections in a future release of the LICENSED SOFTWARE.

A procedure for the implementation of the above maintenance support is incorporated into this Agreement as Exhibit E.

7.3 BULL COMPANIES may terminate maintenance support of the LICENSED SOFTWARE for a specific CUSTOMER at any time and there shall be no obligation for CUSTOMERS to contract for maintenance support of the LICENSED SOFTWARE. BULL COMPANIES shall not offer services in lieu of maintenance support services to CUSTOMERS. If any BULL COMPANY fails to purchase maintenance support services from LICENSOR on behalf of a CUSTOMER within four (4) months of the applicable expiration of the CUSTOMER's maintenance period, LICENSOR may, at its option, contact CUSTOMERS directly and offer to provide maintenance support services. In such event, LICENSOR shall not be liable to any such BULL COMPANY for any payments, fees or royalties.


7.4 LICENSOR shall, assist BULL COMPANIES in three (3) installations for no more than five (5) business days in each case of the LICENSED SOFTWARE at CUSTOMER sites in the United States and Europe only at no charge to BULL COMPANIES provided such BULL COMPANIES are not being paid for such installation services.


                            ARTICLE VIII - TRAINING
                            -----------------------

8.1 LICENSOR shall train BULL COMPANIES' personnel pursuant to Exhibit D. Such training shall be during normal business hours and shall commence within thirty
(30) days of LICENSOR's receipt of a written request from BULL. Training fees are set forth in Exhibit D.

                      ARTICLE IX - LIABILITY AND INSURANCE
                      ------------------------------------

9.1 - Liability
      ---------

When either PARTY is required to perform services at the other PARTY's premises, such PARTY shall take all reasonable precautions to avoid injury or damage to any person or property. Each PARTY will assume all risks of injury to its employees, contractors, representatives or agents while on the other PARTY's premises, except where the other PARTY acts negligently

9.2 - Insurance
      ---------

Types of Insurance : LICENSOR shall procure and maintain insurance in connection
------------------
with the services performed and products provided hereunder as set forth in EXHIBIT H: BULL will be named as an additional insured in the policy described above, and such policy will require that BULL be given at least thirty (30) days prior written notice of any cancellation thereof or material change therein.

Each PARTY shall duly insure, according to the provisions herein, its property values when not located in its own premises.

Policy Requirements: All insurance policies required under the Paragraph "Types
-------------------
of Insurance" above shall be primary insurance without the right to contribution by any other insurance maintained by BULL.

LICENSOR will submit duly signed certificates of insurance to BULL for the aforementioned insurance coverage or upon BULL's request, copies of the applicable insurance policies.

9.3 EXCEPT FOR LICENSOR'S LIABILITY UNDER SECTION 10.5 AND ANY LIABILITY OF BULL TO LICENSOR FOR GROSS NEGLIGENCE OR WILFUL MISCONDUCT IN CONNECTION WITH THE USE OF THE LICENSED PRODUCTS IN CONTRAVENTION OF THE TERMS HEREOF OR ANY MISAPPROPRIATION OF THE LICENSOR'S INTELLECTUAL PROPERTY RIGHTS, THE TOTAL LIABILITY, IF ANY, OF EITHER PARTY AND THEIR SUBSIDIARIES TO THE OTHER PARTY, INCLUDING, WITHOUT LIMITATION, LIABILITY ARISING OUT OF CONTRACT, TORT, BREACH OF WARRANTY, OR OTHERWISE, SHALL NOT IN ANY EVENT EXCEED TWICE THE VALUE OF THE SOFTWARE LICENSE FEES FOR EACH SEPARATE PROJECT. NEITHER PARTY WILL BE LIABLE FOR ANY LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR OTHER SPECIAL DAMAGES SUFFERED BY THE OTHER PARTY, THEIR CUSTOMERS OR OTHERS ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THEIR PRODUCTS, FOR ALL CAUSES OF ACTION OF ANY KIND (INCLUDING TORT, CONTRACT, NEGLIGENCE, STRICT LIABILITY AND BREACH OF WARRANTY) EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.


                             ARTICLE X - WARRANTIES
                             ----------------------

10.1 LICENSOR represents and warrants that the LICENSED SOFTWARE shall operate in conformity with the USER DOCUMENTATION during a period of 90 days from the installation of the LICENSED SOFTWARE at CUSTOMER site. The sole obligation of LICENSOR in case of breach of the warranty set forth hereabove shall be to provide corrections under the terms and conditions of Article 7.2 except that those corrections will be provided by LICENSOR at no charge.

10.2 LICENSOR further represents and warrants that LICENSOR has good and clear title to the LICENSED PRODUCTS free and clear of all liens and encumbrances, and to all rights and licenses with respect thereto granted to BULL COMPANIES. LICENSOR further warrants that LICENSOR has not made and will not make any commitments to others inconsistent with or in derogation of the rights and licenses granted to BULL COMPANIES, and that LICENSOR is free of any obligation that would prevent it from entering into this Agreement.


10.3  BULL COMPANIES shall use reasonable efforts to notify LICENSOR of:


  10.3.1 Any actual threatened or suspected infringement by any CUSTOMER in the Territory of any Intellectual Property of LICENSOR which comes to BULL COMPANIES' notice; and
  10.3.2 Any claim by any third PARTY coming to its notice that the promotion or licensing of the LICENSED SOFTWARE in the Territory infringes the rights of any other person.

10.4 LICENSOR further warrants that the LICENSED PRODUCTS do not infringe any patent, copyright, trade secret, mask work, trademark or other legal or equitable rights of any third PARTY.

10.5 LICENSOR agrees to indemnify, hold harmless and defend BULL COMPANIES and their CUSTOMERS from and against any and all suits, proceedings at law or in equity, and any and all liability, loss, claims, costs, damages or expenses, including reasonable attorney's fees, arising out of or in connection with any claim by any person that the exercise of any right granted by LICENSOR hereunder to the LICENSED PRODUCTS infringes any right, title, or interest, including patent, copyright, trade secret, trademark, mask work or other proprietary rights of third PARTIES. In the event that LICENSOR believes that the LICENSED PRODUCT is likely to lead to a claim for infringement of a third PARTY's intellectual property right, LICENSOR further agrees, at LICENSOR's option to :


  10.5.1 replace the LICENSED SOFTWARE or item by a LICENSED SOFTWARE or item which does not infringe any rights, but provides substantially the same functionality; or


  10.5.2 modify the LICENSED SOFTWARE or the item in order to eliminate any infringing part without materially affecting its functionality; or


  10.5.3 obtain for the CUSTOMER the right to continue using the infringing LICENSED SOFTWARE or item.

If options 10.5.1,10.5.2, 10.5.3, are not viable in LICENSOR's opinion, refund the original value of the infringing or allegedly infringing software for any license that is less than five years old.

10.6 BULL COMPANIES shall at the request and expense of LICENSOR provide any reasonable assistance to settle and/or defend any claim or action on the issue of infringement of any patent copyright other intellectual property right within the scope of this Agreement.

10.7 LICENSOR shall have no liability under clause 10.3 to 10.5 if the alleged infringement is caused by the combination of the LICENSED PRODUCT with hardware or software not provided by LICENSOR.

10.8 LICENSOR represents and warrants that the LICENSED SOFTWARE may be used prior to, during, and after the calendar year 2000, and that the LICENSED SOFTWARE will operate during each such time period without error relating to date data, specifically including any error relating to, or resulting from, date data which represents or references different centuries or more than one century. The LICENSED SOFTWARE will not abnormally end or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.
The LICENSED SOFTWARE has been designed to ensure year 2000 compatibility, including, but not limited to, date data century recognition, calculations which accommodate same century and multi-century formulas and date values, and date data interface values that reflect the century; provided however, this warranty shall not apply if the LICENSED SOFTWARE has been modified other than by the LICENSOR or is an error that occurs in outside programs (e.g. the exchange with the LICENSED SOFTWARE of non Year 2000 compliant software or calculations based on dates.)

In the event that the LICENSED SOFTWARE fails to comply with the warranty set forth in this Article 10.8, BULL shall provide LICENSOR with written notice of the claimed defect and information sufficient to permit LICENSOR to recreate the defect. LICENSOR shall use its best efforts to correct said failure promptly.

10.9 EXCEPT AS EXPRESSLY PROVIDED HEREIN, LICENSOR MAKES NO WARRANTIES OR REPRESENTATIONS AS TO PERFORMANCE OF THE LICENSED SOFTWARE TO BULL COMPANIES OR TO ANY OTHER PERSON. LICENSOR DISCLAIMS ANY AND ALL PROMISES, REPRESENTATIONS, AND WARRANTIES WITH RESPECT TO THE LICENSED SOFTWARE, INCLUDING THEIR CONDITION, CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, THE EXISTENCE OF ANY LATENT OR PATENT DEFECTS, AND THEIR MERCHANTABILITY OR

FITNESS FOR A PARTICULAR PURPOSE. NEITHER LICENSOR NOR ANY OF ITS SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY OR CONDITION RESPECTING THE RESULTS OF ANY LICENSED SOFTWARE OR SERVICES OR THAT ALL ERRORS IN THE LICENSED SOFTWARE WILL BE CORRECTED, OR THAT THE LICENSED SOFTWARE FUNCTIONALITY WILL MEET BULL COMPANIES' OR THEIR CUSTOMERS' REQUIREMENTS. BULL COMPANIES ACKNOWLEDGE THEIR OBLIGATION TO INFORM THEIR CUSTOMERS TO REGULARLY BACK-UP DATA MAINTAINED ON ANY COMPUTER SYSTEM USING THE LICENSED SOFTWARE, AND THEIR RESPONSIBILITY TO ADEQUATELY TEST PRIOR TO DEPLOYMENT EACH PRODUCTION VERSION OF THE LICENSED SOFTWARE IN A CONFIGURATION WHICH REASONABLY SIMULATES BULL COMPANIES' OR CUSTOMER'S PLANNED PRODUCTION ENVIRONMENT.

10.10 Each PARTY acknowledges that the other PARTY has entered into this Agreement in reliance on the disclaimers of liability, the disclaimers of warranty and the limitations of liability set forth in this Agreement and that the same form an essential basis of the bargain between the PARTIES.

10.11 BULL COMPANIES agree to indemnify LICENSOR and to hold LICENSOR and its directors, employees and agents harmless from all costs, loss, liability and expense (including court costs and reasonable fees of attorneys and expert witnesses) incurred as a result of (i) any claims or demands brought against or incurred by LICENSOR or its directors, employees or agents, arising from or in connection with any breach by BULL COMPANIES of the terms of this Agreement or any sublicense agreement with a CUSTOMER or (ii) any claims or demands arising out of any use by BULL COMPANIES or its CUSTOMERS of any product not provided by LICENSOR.

10.12 BULL COMPANIES shall not make any warranty, guarantee or representation, whether written or oral, on behalf of LICENSOR.


                 ARTICLE XI - TERM AND TERMINATION OF AGREEMENT
                 ----------------------------------------------

11.1 BULL or LICENSOR may terminate this Agreement at the end of the initial 2 years TERM or at the end of any 1 year extension thereof by written notice to the other at least 90 days prior to such termination becoming effective.

However, notwithstanding the above paragraph, BULL shall have the right to complete, pursuant to the terms of this Agreement, including but not limited to deploying or implementing the LICENSED SOFTWARE to CUSTOMERS, any written commitment made by it in good faith (a) prior to the date of expiration of this Agreement or (b) prior to the date of receipt of the termination notice if this Agreement is terminated prior to its expiration.

11.2 If either PARTY hereto shall fail to perform or observe adequately any of the terms and conditions to be performed or observed under this Agreement, the other PARTY may, (subject to the provisions of Article XIX), give written notice to the defaulting PARTY specifying the respects in which the defaulting PARTY has so failed to perform or observe the terms and conditions of this Agreement, and in the event that any defaults so indicated shall not be remedied by the defaulting PARTY within 45 days after such notice, the PARTY not in default within 15 days thereafter may by written notice to the defaulting PARTY terminate this Agreement, and, except as provided herein, this Agreement and all the rights herein granted to the defaulting PARTY shall terminate 5 days after the defaulting PARTY's receipt of such notice of termination. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any other breach of the same or other provisions of this Agreement, and no waiver shall be effective unless made in writing.

11.3 If a BULL COMPANY hereto shall fail to perform or observe adequately any of the terms and conditions to be performed or observed under this Agreement, LICENSOR may, (subject to the provisions of Article XIX), give written notice to such BULL COMPANY specifying the respects in which such BULL COMPANY has so failed to perform or observe the terms and conditions of this Agreement, and in the event that any defaults so indicated shall not be remedied by such BULL COMPANY or commence the remedy and proceed diligently within 45 days after such notice, then LICENSOR within 15 days thereafter may by written notice to such BULL COMPANY terminate this

Agreement with respect to such BULL COMPANY, and, except as provided herein, this Agreement and all the rights herein granted to such BULL COMPANY shall terminate 5 days after receipt of such notice of termination. Any such termination of this Agreement with respect to an individual BULL COMPANY pursuant to this paragraph 11.3 shall not affect the rights or obligations of BULL or any other BULL COMPANY under this Agreement.

11.4 Notwithstanding the provisions of 11.2 and 11.3, LICENSOR shall be entitled to terminate this Agreement with respect to a BULL COMPANY immediately upon receipt of written notice by such BULL COMPANY if such BULL COMPANY:

   11.4.1 fails in five (5) or more instances to pay LICENSE FEES in accordance with Article IV;

   11.4.2  violates the provisions of Article XII;

   11.4.3  violates the provisions of Article XIII; or

   11.4.4  exports LICENSED PRODUCTS in violation of Article XVIII hereof.

Any such termination of this Agreement with respect to an individual BULL COMPANY pursuant to this paragraph 11.4 shall not affect the rights or obligations of BULL or any other BULL COMPANY under this Agreement.

11.5 All sublicenses granted to CUSTOMERS pursuant to this Agreement, and all obligations, including obligations to pay LICENSE FEES with respect thereto, shall survive any termination of this Agreement. BULL COMPANIES may continue to use the LICENSED SOFTWARE internally for maintenance support purpose following termination of this Agreement provided all maintenance support fees have been paid to LICENSOR.

11.6 Notwithstanding any termination of this Agreement, BULL COMPANIES shall continue to have those rights and licenses including the right to retain those LICENSED PRODUCTS which are reasonably necessary for BULL COMPANIES to fulfil obligations to CUSTOMERS under contracts entered into up to and including the date of such termination provided that all maintenance support fees have been paid.

11.7 LICENSOR has deposited and maintains with NCC Escrow International Limited and DSI Technology Escrow Services a current copy of the source code of the LICENSED PRODUCTS, under which BULL COMPANIES have specific rights to source code in certain events provided BULL COMPANIES have paid all maintenance support fees. Such escrow agreements are attached as Exhibit F.

                         ARTICLE XII - CONFIDENTIALITY
                         -----------------------------

12.1 A PARTY receiving Confidential and Proprietary Information from the other PARTY shall maintain such Confidential Proprietary Information in confidence for a period of 5 years following the TERM. The receiving PARTY shall treat the Confidential and Proprietary Information received hereunder with the same care the receiving PARTY uses in the protection of the receiving PARTY's own Confidential and Proprietary Information and take reasonable precautions to limit the disclosure of such Confidential and Proprietary Information only to its employees, employees of its SUBSIDIARIES, contractors and consultants with a need to know to fulfil the receiving PARTY's rights and obligations pursuant to this Agreement. The receiving PARTY shall not copy such Confidential and Proprietary Information in whole or in part, or make any other use of such Confidential and Proprietary Information without the prior written consent of the transmitting PARTY except as may be necessary to exercise its rights and fulfil its obligations pursuant to this Agreement. The receiving PARTY shall not divulge, in whole or in part, such Confidential and Proprietary Information to any other third PARTY except as provided herein without the prior written consent of the transmitting PARTY and shall reproduce and include the transmitting PARTY's copyright and trade secret notices on all copies of such confidential and proprietary information.

12.2 Confidential and Proprietary Information shall mean information in documented form or oral form the substance of which is promptly reduced to writing and marked thereon as Confidential and Proprietary. Such Confidential and Proprietary Information shall not include:

  (a) information which was in the public domain at the time of disclosure hereunder, or

  (b) information which was rightfully in the receiving PARTY's possession without binder of secrecy prior to the time of its disclosure hereunder, or

  (c) information which, though originally confidential and proprietary information, subsequently becomes part of the public knowledge or literature through no fault of the receiving PARTY, as of the date of its becoming part of the public knowledge or literature, or

  (d) information which, though originally confidential and proprietary information, subsequently is received by the receiving PARTY from a third PARTY who has disclosed the information without binder of secrecy, as of the date of such third PARTY disclosure, or

  (e) information independently developed by the receiving PARTY's employees or agents.

Confidential and Proprietary Information disclosed under this Agreement shall not be deemed to be within the foregoing exceptions merely because such information is embraced by more general information in the public domain or within the receiving PARTY's possession. All information in connection with BULL's CUSTOMER is deemed to be confidential without any need to be identified as confidential.

12.3 All other information transmitted between the PARTIES shall be maintained in accordance with the copyright laws; provided that the transmitting PARTY shall mark such information with a proper copyright notice and the transmitting PARTY shall reproduce such copyright notice on all copies of such information.


           ARTICLE XIII - PROTECTION OF LICENSED PRODUCTS BY LICENSOR
           ----------------------------------------------------------

13.1 The LICENSED SOFTWARE and materials included with the LICENSED SOFTWARE may not be decompiled, reverse engineered, reprinted, transcribed, extracted, or reproduced, in whole or in part, without the prior written consent of LICENSOR. BULL COMPANIES shall not in any way modify, alter, translate, or localise the LICENSED SOFTWARE without the prior written consent of LICENSOR. If LICENSOR consents to any modification, alteration, translation, or localisation (a "Modification") of the LICENSED SOFTWARE by BULL COMPANIES, BULL COMPANIES shall promptly furnish LICENSOR with copies of the Modification. LICENSOR shall be the sole owner of all Modifications. At LICENSOR's request, BULL COMPANIES shall execute all instruments required to assign to LICENSOR all ownership rights in the Modifications.

This Agreement does not provide BULL COMPANIES with title or ownership of the LICENSED SOFTWARE, but only a right to sublicense the LICENSED SOFTWARE in accordance with the terms of this Agreement. The LICENSED SOFTWARE is, and shall remain, the property of LICENSOR.

13.2 BULL COMPANIES will use LICENSOR's trademarks, trade names, services marks, logos, and designations (the "Marks") exclusively to identify the LICENSED SOFTWARE and shall not use the Marks in combination with any trademarks, service marks, or logos of BULL COMPANIES. Any such use of the Marks will clearly identify LICENSOR or its Licensor's as the owner of the Marks. At LICENSOR's request, BULL COMPANIES will deliver to LICENSOR for prior approval a sample of all advertisements or promotional materials bearing a Mark. If LICENSOR notifies BULL COMPANIES that the use of the Mark is inappropriate, BULL COMPANIES will not publish or otherwise disseminate the advertisement or promotional materials until they have been modified to LICENSOR's satisfaction.

13.3 BULL COMPANIES acknowledge that LICENSOR claims and reserves all rights and benefits afforded under all applicable laws in the source code, object code, software and user materials included in the LICENSED SOFTWARE as a copyrighted work.

13.4 BULL COMPANIES acknowledge that LICENSOR owns and retains all trademarks, trade names, logos, designations, copyrights and other proprietary rights in or associated with the LICENSED SOFTWARE.

13.5 Upon expiration or termination of this Agreement, BULL COMPANIES will immediately cease all display, advertising and use of LICENSOR's trademarks, trade names, logos and designations.

13.6 BULL COMPANIES agree to use their reasonable efforts to protect LICENSOR's proprietary rights and to co-operate in LICENSOR's efforts to protect its proprietary rights. BULL COMPANIES agree to promptly notify LICENSOR of any known or suspected breach of such PARTY's proprietary rights that comes to its attention.


                 ARTICLE XIV - DEVELOPMENT OF SOFTWARE BY BULL
                 ---------------------------------------------

14.1 Nothing contained in this Agreement shall prevent BULL COMPANIES from developing, acquiring or marketing, either through the use of its own personnel or through third PARTIES, products similar to the LICENSED PRODUCTS provided that none of LICENSOR'S intellectual property or Confidential and Proprietary Information is used for any such products. Nothing herein shall be construed to grant LICENSOR any rights in any such similar products so developed or acquired, or any rights to the revenues of any portion thereof derived by BULL COMPANIES from the use, sale, lease, sublicense or other disposal of any such products.


                          ARTICLE XV - TRANSFERABILITY
                          ----------------------------

15.1 This Agreement shall be binding upon and to the benefit of any corporation or other legal entity with which LICENSOR may be merged or consolidated, or any entity that acquires substantially all of the assets of LICENSOR. This Agreement shall be binding upon and to the benefit of any corporation or other legal entity with which BULL may be merged or consolidated, or any entity that acquires substantially all of the assets of BULL. This Agreement shall not otherwise be assigned without the prior written consent of the other PARTY.

                       ARTICLE XVI - DISCLAIMER OF AGENCY
                       ----------------------------------

16.1 This Agreement shall not constitute either PARTY the legal representative, employee, partner, joint venture or agent of the other, nor shall either PARTY have the right or authority to assume, create, or incur any liability or any obligation of any kind, expressed or implied, against, or in the name of or on behalf of the other PARTY. Each PARTY assumes sole responsibility for the supervision, daily direction and control, payment of salary (including withholding of income taxes and social security), worker's compensation, disability benefits and the like of its employees.


                            ARTICLE XVII - PUBLICITY
                            ------------------------

17.1 Each PARTY shall be entitled to publicise the existence of this in connection with the LICENSED PRODUCTS without consent of the other PARTY. Both PARTIES to this Agreement agree to co-operate with each other in the issuance of joint press releases and other such materials as appropriate.

Further, each PARTY shall use its best efforts not to disclose the terms and conditions of this Agreement to any third PARTY, except as required by law, or by governmental regulation, requirement or order, or as may be necessary to establish or assert its rights hereunder.


                       ARTICLE XVIII - EXPORT - REEXPORT
                       ---------------------------------

18.1 BULL acknowledges that the transfer of the LICENSED PRODUCT to or for certain countries or person located therein may be prohibited or restricted or subject to prior approval of agencies of the government of the USA, of France and of the importing or exporting countries. BULL COMPANIES agree not to export, re-export, transfer or otherwise communicate any of the LICENSED PRODUCT to or for any country or any person located therein to which the export, re-export or transfer or other communication of such LICENSED PRODUCT is prohibited or restricted by the requirement of applicable laws and regulations of the USA, France or the importing or exporting countries except in strict compliance with all such laws and regulations.

18.2   LICENSOR shall determine and notify BULL COMPANIES

   (i) of the export classification number (ECCN) as listed in supplement No. 1 to part 774 of the US Export Administration Regulations (EAR), of the LICENSED PRODUCT or of their components,

   (ii) of any modification of the ECCN hereof,

   (iii) of the authorisations required from the department of commerce or from any other department or agency of the US Government for the re-export of the LICENSED PRODUCT to any country in country Groups D1 (national security), E2 (embargoed countries), as listed in the EAR, supplement No. 1 to part 740.

   (iv) of the end-use and end-users prohibited under part 744 of the EAR, and

   (v) of the names of the persons denied export privileges published in the Federal Register and included in Denied Persons List referenced in supplement No. 2 to part 764 of the EAR.

18.3 BULL COMPANIES shall not re-export the LICENSED PRODUCT to the counties in Exhibit I, where such Exhibit shall be updated by LICENSOR, from time to time as the U.S. Export Restrictions are modified, via written notice pursuant to
Article 19.1.


18.4 BULL COMPANIES shall indemnify and hold harmless LICENSOR for all costs, loss, liability and expenses (including court costs and reasonable fees of attorneys and expert witnesses) incurred as a result of (a) any violation of this Article XVIII or (b) any re-export or re-shipment of LICENSED PRODUCTS directly by any BULL COMPANY or indirectly by any CUSTOMER to any country set forth in Exhibit I in violation of this Article XVIII.

                    ARTICLE XIX - REPRESENTATIVES - NOTICES
                    ---------------------------------------

19.1 Any and all written notices, communications and deliveries between LICENSOR and BULL with reference to this Agreement shall be sufficiently made on the date of mailing if sent by registered or certified mail or by a reputable overnight delivery company to the respective designated representatives, subject to change upon written notice, of the other PARTY as follows:

      In the case of BULL:                    In the case of LICENSOR:


      BULL                                    Template Software, Inc.
      Direction des Achats                    Contracts Department
      68 Route de Versailles                  45365 Vintage Park Plaza
      78430 Louveciennes, France              Dulles, VA  20166
      Tel: 33 1 39 66 38 44                   Tel: (703) 318-1000
      FAX: 33 1 39 66 68 45                   FAX: (703) 318-8325

      With a copy to Legal Department at the same address.
      Tel: 33 1 39 66 78 50
      FAX: 33 1 39 66 62 98


                ARTICLE XX - GOVERNING LAW - DISPUTE RESOLUTION
                -----------------------------------------------

20.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws principles. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods, the application of which is expressly excluded. BULL COMPANIES submit to the jurisdiction of the state and federal courts for the State of New York.

20.2 If there is a dispute between the PARTIES, the PARTY alleging such dispute shall serve upon the other PARTY written notice setting forth the nature of the dispute. If the dispute relates to a breach alleged under paragraph 11.2, the PARTY receiving notice of breach shall give the other PARTY written notice of the dispute within 10 days of receipt of the notice of breach. If any dispute is not resolved to the satisfaction of the PARTY giving the notice of dispute within 30 days of such notice, then such PARTY may, by written notice to the other PARTY within an additional 30 days thereafter, request a meeting of representatives of senior management of the PARTIES to occur within 30 days of such written request.

20.3 All disputes, claims or controversies arising under this Agreement that are not promptly settled through mutual agreement under Paragraph 20.2 shall be submitted by the PARTY demanding arbitration to the International Chamber of Commerce. The submission shall contain a detailed statement of the matter. However, prior to submission to arbitration, the PARTY seeking arbitration shall give the other PARTY at least 10 days advance notice of intent to demand arbitration.

20.4 The Rules of Conciliation and Arbitration of the International Chamber of Commerce in effect on the EFFECTIVE DATE of this Agreement shall govern the arbitration except as otherwise may be set forth in this Article XX. The arbitration shall be conducted in the city of the initiating PARTY's choice.

20.5 Three arbitrators shall be selected. Each PARTY shall select one arbitrator. Each PARTY shall so notify the other PARTY in writing of its selection and the two arbitrators so chosen shall select the third arbitrator. If either PARTY fails to appoint an arbitrator within 30 days after the Demand for Arbitration, then the International Chamber of Commerce shall make the selection. Also, if the two arbitrators selected by or on behalf of each PARTY cannot agree on a third arbitrator within 30 days after the last of the two of them are selected, then the International Chamber of Commerce shall make the selection.

20.6 In deciding matters, the arbitrators shall be bound by the terms and conditions of this Agreement.

20.7 The arbitration award, if providing for damages, shall include interest from the date of any breach or other violation of this Agreement.

20.8 The arbitration award shall be final and binding on all PARTIES, not subject to appeal, and honoured by all PARTIES without having to resort to any court; however, if the award is not carried out voluntarily and without delay, it shall be entered in and enforced by any court having jurisdiction over the subject matter or any of the PARTIES or their assets. Each PARTY shall bear its own expenses incurred in utilising arbitration and the fees for arbitration shall be borne equally between the PARTIES.

20.9 The arbitration shall be conducted in the English language. Relevant documents in other languages shall be translated into English if the arbitrators so direct. The law of the State of New York, U.S.A., excluding the Convention on Contracts for the International Sale of Goods and that body of law known as conflicts of laws, shall be the applicable substantive law. The applicable procedural law shall be the law of the place of arbitration. The PARTIES agree that they will, before the hearing of any dispute, make discovery and disclosure of all materials relevant to the subject matter of such dispute.

20.10 A written transcript in English of the hearing will be made and furnished to the PARTIES. Examination of witnesses by the PARTIES and by the arbitrators will be permitted.

20.11 The arbitrators will decide in accordance with the terms of this Agreement and will take into account any appropriate international trade usages applicable to the transaction. The arbitrators will state the reasons upon which the award is based.


                        ARTICLE XXI - EFFECT OF HEADINGS
                        --------------------------------

21.1 The Article headings in this Agreement are for convenience only and are not to be used to interpret this Agreement.


                          ARTICLE XXII - SEVERABILITY
                          ---------------------------

22.1 If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.


                          ARTICLE XXIII - INTEGRATION
                          ---------------------------

23.1 This Agreement sets forth the complete and exclusive statement of the Agreement between the PARTIES relating to the subject matter contained herein, and merges all prior discussions and communications between them. Neither PARTY shall be bound by any definition, condition, warranty or representation other than as expressly set forth in this Agreement, or as subsequently set forth in writing signed by the PARTIES hereto.


                        ARTICLE XXIV  FREEDOM OF ACTION
                        -------------------------------

24.1 This Agreement shall not prevent either PARTY from (i) entering into any agreement similar to this Agreement with any other entity for the TERRITORY, or
(ii) developing, manufacturing, marketing and/or selling any product or service that can compete with the LICENSED SOFTWARE in any industry segment.

                   ARTICLE XXV  NO THIRD PARTY BENEFICIARIES

25.1 This Agreement is enforceable only by LICENSOR and BULL COMPANIES. There shall be no third PARTY beneficiaries under or pursuant to the terms of this Agreement.

IN WITNESS WHEREOF, the PARTIES hereto have duly executed this Agreement, including Exhibits A through G, which are incorporated herein and made a part hereof, in duplicate, by their respective duly authorised officers to be effective as of the EFFECTIVE DATE.


Template Software, Inc.          BULL


BY :  /s/ E. Linwood Pearce      BY :  /s/ Philippe Monteax
      -------------------------        ------------------------------------------

NAME : E. Linwood Pearce         NAME : Philippe Monteax
      -------------------------        ------------------------------------------


TITLE : Chief Executive Officer  TITLE : Director, Software and Systems Purchasing
       ------------------------         ------------------------------------------


DATE :       12/17/98            DATE :         12/23/98
      -------------------------       -------------------------------------------

                                       18